Exhibit 99.1

Leap Therapeutics Announces Collaboration with Merck to Evaluate KEYTRUDA® (pembrolizumab) in Combination with DKN-01 in Esophagogastric Cancer

Cambridge, MA — June 21, 2017 — Leap Therapeutics, Inc. (Nasdaq:LPTX), a biotechnology company developing targeted and immuno-oncology therapeutics, today announced that it has entered into a clinical trial collaboration agreement with Merck (known as MSD outside the United States and Canada), to investigate Leap’s DKK1 antagonist, DKN-01, in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab), in patients with relapsed or refractory advanced esophagogastric cancers.

“This clinical collaboration with Merck is the first of the combination immunotherapy studies we plan to initiate in each of our two programs, DKN-01 and TRX518. Combining DKN-01 with KEYTRUDA has a strong scientific rationale and offers hope to patients with few treatment options,” commented Cynthia Sirard, M.D., Vice President, Clinical Development of Leap Therapeutics.

The study is expected to begin enrolling patients in the second-half of 2017. The collaboration agreement is between Leap and Merck, through a subsidiary. Additional details of the collaboration were not disclosed.

About Leap Therapeutics

Leap Therapeutics’ (NASDAQ:LPTX) most advanced clinical candidate, DKN-01, is a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein. DKN-01 is in clinical trials in patients with gastroesophageal cancer, alone and in combination with paclitaxel, and in patients with biliary tract cancer, in combination with gemcitabine and cisplatin. An investigator-initiated study of DKN-01 will be conducted in hepatocellular carcinoma patients, in combination with sorafenib.  DKN-01 has demonstrated single agent activity in non-small cell lung cancer patients. Leap’s second clinical candidate, TRX518, is a novel, humanized GITR agonist monoclonal antibody designed to enhance the immune system’s anti-tumor response that is in two monotherapy studies.  For more information about Leap Therapeutics, visit http://www.leaptx.com or our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via http://www.investors.leaptx.com/.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include statements relating to Leap’s expectations with respect to the development and advancement of DKN-01, TRX518, and other programs, including the initiation, timing and design of future studies, enrollment in future studies, business development, and other future expectations, plans and prospects. Leap has attempted to identify forward looking statements by such terminology as ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although Leap believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially will be included in Leap Therapeutics’ periodic filings with the Securities and Exchange Commission (the “SEC”), including Leap Therapeutics’ Form 10-K that Leap filed with the SEC on March 31, 2017. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

KEYTRUDA® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc., Kenilworth, NJ, USA.

CONTACT:

Douglas E. Onsi

Chief Financial Officer

Leap Therapeutics, Inc.

donsi@leaptx.com

617-714-0360

Argot Partners

Susan Kim

212-203-4433

susan@argotpartners.com

or

Heather Savelle

617-663-4863

heather@argotpartners.com